ASSET PURCHASE AGREEMENT

				between

		       PERMIAN ENERGY SERVICES, L.P.
			       as Seller

				 and

		FEDERAL SECURITY PROTECTION SERVICES, INC.
			     as Purchaser

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TABLE OF CONTENTS

1.	Purchase and Sale of Assets.				1
  1.1.	Purchased Assets					1
  1.2.	Excluded Assets						2
  1.3.	Purchase Price for Assets: Allocations			3
  1.4.	Inventory						3
  1.5.	Payment of Aggregate Price				3

2.	Liabilities of Permian					3

3.	Creditor Matters					3

4.	Assembly of Purchased Assets				3

5.	Customer and Supplier Lists and Records			3

6.	Adjustment of Purchase Price				3

7.	Approvals, Permits, Licenses and Authorizations		3

8.	Brokerage Commissions					3

9.	Representations and Warranties				4
  9.1.	Representations and Warranties of Permian and Clark	4
9.1.1.	Ownership of Permian					4
9.1.2.	Due Organization; Name and Address;
		Good Standing, Authority of Permian		4
9.1.3.	Authorization and Validity of Agreements		4
9.1.4.	Agreement Not in Conflict with Other
		Instruments; Required Approvals Obtained	4
9.1.5.	Disclaimer of Fraudulent Intent				5
  	9.1.6	Unencumbered Title to Purchased Assets		5
  9.2	Representations and Warranties of the Federal		5
9.2.1.	Due Organization; Good Standing; Power			5
9.2.2.	Authorization and Validity of Documents			5

10.	Particular Covenants					5
  10.1.	Risk of Loss						5
  10.2.	Full Access						5
  10.3.	Furnishing of Certain Information			6

11.	Closing							6
  11.1.	Time, Date and Place					6
  11.2.	Permian's Conditions to Close				6
  11.3.	Federal's Conditions to Close				6
  11.4.	Actions to Be Taken at the Closing			7
  11.5.	Contemporaneous Transfer				7
  11.6.	Operation of TPU Business				7

				i

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12.	Indemnification by Permian to Federal			8
  12.1.	Indemnification by Permian and R. J. Clark		8
  12.2	Survival of Obligation to Indemnify			8
  12.3	Notice and Procedure					8

13.	Expenses of Transactions				9

14.	Miscellaneous						9
  14.1.	Survival of Representations, Warranties and Agreements	9
  14.2.	Notices							9
  14.3.	Entire Agreement					10
  14.4.	Assignability						10
  14.5.	Binding Effect; Benefit					10
  14.6.	Severability						10
  14.7.	Amendment; Waiver					10
  14.8.	Section Headings					10
  14.9.	Counterparts and Facsimile Signatures			10
  14.10.	Applicable Law; Jurisdiction and Venue;
		Service of Process				11
  14.11.	Legal Expenses					11
  14.12.	Remedies					11
  14.13.	Further Assurances				11
  14.14.	Use of Genders					11

SCHEDULES

1.1.2 - Assumed Contracts
1.1.4 - Intangible Property Rights
1.1.5 - Patents, Patents Pending, Patentable Technology,
	Copyrights, Trade Names and Service Marks
1.1.7 - Computer Software Programs
1.1.8 - Actions by Permian Against Third Parties
   1.2 - Excluded Assets
   2.1 - Liabilities of Permian

				ii

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	ASSET PURCHASE AGREEMENT


	THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into and effective as of March 11, 2005, by and among Permian Energy Services, L.P., a Texas limited partnership ("Permian"), R. J. Clark, Managing Partner of Permian ("Clark") and Federal Security Protection Services, Inc., a Delaware corporation ("Federal").

	EXPLANATORY STATEMENT

	A.	Permian markets various patented thermal pulse units ("TPU") to the oil
		and gas industry through a licensing and distribution agreement with Bi-Comp,
		L.L.C. and markets the patented "Penney Pump" to the oil and gas industry
		through a licensing, use and distribution agreement with Penney Resources,
		LLC and has various other ventures also in the oil and gas industry.

	B.	Federal desires to purchase and Permian desires to sell and transfer
		to Federal, substantially all of the assets of Permian related to the
		marketing of the TPU and "Penney Pump" (collectively, the "TPU Business") on
		the terms and conditions stated herein.

NOW THEREFORE, for and in consideration of the Explanatory Statement that shall be deemed a substantive part of this Agreement, and the mutual covenants, promises, agreements, representations and warranties contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree, represent and warrant as follows:

	1.	Purchase and Sale of Assets.

		1.1.	Purchased Assets. Except as and to the extent otherwise provided in
			Section 1.2 below, Federal agrees to purchase from Permian, and
			Permian agrees to sell, transfer and assign to Federal, all of the
			assets, wherever located, which are owned by Permian, or in which
			Permian has any rights, title or interest (to the extent of such right,
			title or interest), and used in connection with the TPU Business
			(collectively referred to herein as the "Purchased Assets"). The Purchased
			Assets shall include, but shall not be limited to, all of Permian's right,
			title and interest in the following:

			1.1.1.	All of the rights, tangible and intangible, and leasehold interests
				in personal or real property of Permian existing under any of the
				contracts, agreements, leases, licenses, instruments or commitments
				that are listed in Schedule 1.1.2 attached hereto, and under any
				contracts, agreements, leases, licenses, instruments and commitments
				which are entered into by Permian in connection with the TPU Business
				after the date hereof and prior to the "Closing" (as defined below)
				with the prior written consent of Federal (collectively, the "Personal
				Property Contracts" or collectively referred to as the "Assumed
				Contracts");

			1.1.2.	All rights in and to any governmental and private permits, licenses,
				certificates of occupancy, franchises and authorizations, to the extent
				assignable, used in connection with the TPU Business;

			1.1.3.	All raw materials, work-in progress and finished-goods inventories,
				and all repair and replacement parts and materials, and all other parts
				and materials, used in the TPU Business (collectively, the "Inventory");

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			1.1.4.	All rights in and to any requirements, processes, formulations,
				methods, technology, know-how, formulae, trade secrets, designs,
				inventions and other proprietary rights and all documentation embodying,
				representing or otherwise describing any of the foregoing, owned or held
				by Permian in connection with the TPU Business, which are more fully
				described in Schedule 1.1.4 (the assets described in Sections 1.1.4
				through 1.1.7 are referred to as the "Intangible Property Rights");

			1.1.5.	All patents, patents pending, patentable technology, copyrights,
				trade names and service marks of Permian used in or related to the
				TPU Business, all of which are set forth in Schedule 1.1.5, and all
				applications therefor, and all documentation embodying, representing
				or otherwise describing any of the foregoing;

			1.1.6.	All rights in and to the customer lists, promotion lists, supplier
				lists, marketing data and other complications of names and data developed
				in connection with the TPU Business, and which shall be delivered by or
				on behalf of Permian to Federal at or prior to the Closing;

			1.1.7.	All of Permian's rights in and to the computer software programs
				(including software licensed to Permian) used in connection with the
				TPU Business or developed or under development by, or on behalf of,
				Permian in connection with the TPU Business or developed or under
				development by, or on behalf of, Permian in connection with the TPU
				Business and identified on Schedule 1.1.7, including the source code,
				object code and documentation for such software, in each case to the
				extent that Permian possesses and has a right to possess and transfer the
				same (provided, however, that copies of all financial data and
				information, and any software necessary to access or process it, shall be
				provided or made available to Permian following the Closing);

			1.1.8.	All causes of action, claims, suits, proceedings, judgments or
				demands, of or held by Permian against third parties which are listed on
				Schedule 1.1.8 attached hereto;

			1.1.9.	All accounts and notes receivable pertaining exclusively to
				Permian's conduct of the TPU Business existing as of the Closing Date;

			1.1.10.	Copies of all account lists, files, books and records, including
				personnel records, publications, and other records and data used in
				connection with the TPU Business;

			1.1.11.	All goodwill associated with the TPU Business and the Purchased
				Assets, including the Intangible Property Rights;

			1.1.12.	All deposits and all other funds held by or on behalf of Permian
				for the delivery of TPU products; and

			1.1.13.	All assets of any kind, nature or description owned by Permian not
				otherwise described in this Section 1.1 which are used exclusively in
				connection with the TPU Business and which are not Excluded Assets (as
				hereinafter defined).


		1.2.	Excluded Assets. Set forth in Schedule 1.2 is a list and description of
			assets owned by Permian and used in connection with the TPU Business which
			shall not be sold, but shall be retained by Permian (the "Excluded
			Assets"). Notwithstanding anything to the contrary set forth in
			Section 1.1, the Purchased Assets shall not include any of the Excluded
			Assets.

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		1.3.	Purchase Price for Assets: Allocations. The purchase price for the
			Purchased Assets shall be the transfer to Permian of 2,250,000 restricted
			shares of $.001 par value common stock of Federal together with a
			promissory note in the principal amount of $250,000 with interest at 6% per
			annum and with accrued interest due one (1) year from the date of the note
			and all principal and accrued but unpaid interest due two (2) years from
			the date of the note (the "Purchase Price"). The Purchase Price shall be
			allocated to the Purchased Assets as determined by Federal in Federal's
			sole discretion.

		1.4.	Inventory. All inventory of Permian relating to the TPU Business is
			included in the Purchase Price and shall be conveyed to Federal at Closing.

		1.5.	Payment of Aggregate Price. On the terms and subject to the conditions
			of this Agreement, at Closing Federal shall pay the Purchase Price to
			Permian by the issuance of the shares of Federal common stock representing
			the Purchase Price.

	2.	Liabilities of Permian. Federal assumes and shall be solely liable and
		responsible for all debts, obligations, duties, and liabilities of Permian
		as listed on Schedule 2 incurred prior to Closing and shall indemnify and
		hold Permian harmless therefrom.

	3.	Creditor Matters. The transactions contemplated by this Agreement are
		intended by the parties to be a contemporaneous exchange between Permian and
		Federal and will be accomplished at Closing. The transactions contemplated
		by this Agreement represent a regularly conducted, noncollusive sale, and
		have been negotiated by the parties in an arm's length manner with due
		regard for the respective obligations of the parties and value of the assets
		transferred.

	4.	Assembly of Purchased Assets. Permian shall assemble all of the Purchased
		Assets at the Premises for delivery to Federal at Closing.

	5.	Customer and Supplier Lists and Records. Prior to or at the Closing
		Permian shall furnish Federal with all of Permian's Customer and Supplier
		Lists, which shall include a complete and correct list of all of Permian's
		customers and suppliers and their addresses, telephone numbers and such
		other and further information as Federal may reasonably request in respect
		of the TPU Business.

	6.	Adjustment of Purchase Price. The Purchase Price set forth in Section 1.3
		above will not be adjusted at Closing for any prorations.

	7.	Approvals, Permits, Licenses and Authorizations. Promptly after the
		execution of this Agreement, Permian and Federal shall use their best
		efforts to obtain such approvals, consents, permits, licenses and
		authorizations, if any, of all Governments and Governmental Agencies (as
		hereinafter defined) as may be required to complete lawfully the
		transactions contemplated hereby and to enable Federal to acquire the
		Purchased Assets and operate the TPU Business as operated by Permian and
		in full compliance with any and all applicable laws, rules and regulations.
		Permian agrees to cooperate fully, execute, acknowledge, swear to and
		deliver such instruments and documents and take all such other and further
		actions as may be necessary or desirable in order to obtain such approvals,
		consents, permits, licenses and authorizations.

	8.	Brokerage Commissions. Each party hereto represents to the other party
		that it has not incurred any obligation or liability, contingent or
		otherwise, for brokerage fees, finder's fees, agent's commissions, or the
		like in connection with this Agreement or the transactions reflected hereby.

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	9.	Representations and Warranties.

		9.1.	Representations and Warranties of Permian and Clark. Permian and Clark,
			jointly and severally, represent and warrant to Federal as of the date
			hereof and as of the Closing on the Closing Date that:

			9.1.1.	Ownership of Permian. Permian has the power and authority to sell,
				assign, transfer and deliver the Purchased Assets to Federal in accordance
				with the terms of this Agreement, to consummate the transactions
				contemplated hereby and to enter into the Agreement.

			9.1.2.	Due Organization; Name and Address; Good Standing, Authority of
				Permian. Permian is a limited partnership duly organized, validly
				existing and in good standing under the laws of the State of Texas.
				Permian has full right, power and authority to own, lease and operate
				its properties and assets, and to carry on its TPU Business. Permian
				is duly licensed, qualified and authorized to do business in each
				jurisdiction in which the properties and assets owned by it or the
				nature of the business conducted by it make such licensing, qualification
				and authorization legally necessary. Permian is not in breach or violation
				of, and the execution, delivery and performance of this Agreement will
				not result in a breach or violation of, any of the provisions of Permian's
				Limited Partnership Agreement or any other partnership documents or
				agreements, amended to the date of this Agreement ("Permian"s Corporate
				Documents").

			9.1.3.	Authorization and Validity of Agreements. Permian has the full
				right, power and authority to execute, acknowledge and deliver this
				Agreement and to perform the transactions contemplated by this Agreement.
				The execution, acknowledgment and delivery of this Agreement by Permian
				and the performance by Permian of the transactions contemplated hereby
				have been duly and validly authorized by all necessary corporate action.
				This Agreement has been duly executed, acknowledged and delivered by
				Permian and is the legal, valid and binding obligation of Permian,
				enforceable against Permian in accordance with its terms, except in each
				case as such enforceability may be limited by general principles of
				equity, bankruptcy, insolvency, moratorium and similar laws relating to
				creditors rights generally.

			9.1.4.	Agreement Not in Conflict with Other Instruments; Required Approvals
				Obtained. The execution, acknowledgment, delivery, and performance of this
				Agreement, and the consummation of the transactions contemplated by this
				Agreement will not (a) violate or require any consent, approval, or filing
				under, (i) any common law, law, statute, ordinance, rule or regulation
				(collectively referred to throughout this Agreement as "Laws") of any
				federal, state or local government (collectively referred to throughout
				this Agreement as "Governments") or any agency, bureau, commission,
				instrumentality or judicial body of any Governments (collectively referred
				to throughout this Agreement as "Governmental Agencies"), or (ii) any
				judgment, injunction, order, writ or decree of any court, arbitrator,
				Government or Governmental Agency by which Permian (b) conflict with,
				require any consent, approval, or filing under, result in the breach or
				termination of any provision of, constitute a default under, or result in
				the creation of any claim, security interest, lien, charge, or encumbrance
				upon any of the Purchased Assets pursuant to, (i) Permian's Corporate
				Documents, (ii) any indenture, mortgage, deed of trust, license, permit,
				approval, consent, franchise, lease, contract, or other instrument,
				document or agreement to which Permian is a party or by which Permian or
				any of the Purchased Assets is bound, or (iii) any judgment, injunction,
				order, writ or decree of any court, arbitrator, Government or Governmental
				Agency by which Permian or any of the Purchased Assets is bound; and all
				permits, licenses and authorizations of any Government or Governmental
				Agency required to be obtained prior to the Closing, shall have been
				obtained and shall be in full force and effect as of the Closing Date.

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			9.1.5.	Disclaimer of Fraudulent Intent. The transactions described in this
				Agreement have been undertaken by Permian in good faith, considering
				their obligations to any person or entity to whom Permian owes a right
				to payment, whether or not the right is reduced to judgment, liquidated,
				unliquidated, fixed, contingent, matured, unmatured, claims are
				called "Creditors" under this paragraph), and have undertaken these
				transactions without any intent to hinder, delay or defraud any such
				Creditors, and either have disclosed in the ordinary course of business
				or will undertake to disclose to all such Creditors the existence of this
				transaction, and have not and will not conceal this transaction or the
				proceeds of this transaction from any such Creditors. Permian further
				represents and warrants that: (i) it will not retain possession or control
				of any of the property transferred under this Agreement following the
				Closing; (ii) Permian has not been sued or threatened with suit by any
				Creditor prior to the execution of this Agreement; (iii) Permian has not
				removed or concealed any assets from any Creditors; (iv) Permian has not
				incurred any individual or aggregate debt that is significantly greater
				than the normal and customary debts of Permian in the ordinary course of
				business; and (v) Permian at Closing believes in good faith that Permian
				will receive consideration reasonably equivalent to the value of the
				assets transferred under this Agreement.

			9.1.6.	Unencumbered Title to Purchased Assets. Permian currently has and at
				Closing will have good and marketable title to the Purchased Assets,
				free and clear of any and all encumbrances and liens of any nature.

		9.2	Representations and Warranties of Federal. Federal represents and
			warrants to Permian, as of the date hereof and as of the Closing on the
			Closing Date that:

			9.2.1.	Due Organization; Good Standing; Power. Federal is a corporation
				duly organized, validly existing and in good standing under the laws of
				the State of Delaware. Federal has full right, power and authority to
				enter into this Agreement and to perform its obligations hereunder and
				thereunder.

			9.2.2.	Authorization and Validity of Documents. The execution, delivery and
				performance by Federal of this Agreement and the transactions contemplated
				hereby and thereby, have been duly and validly authorized by Federal. This
				Agreement has been duly executed, acknowledged and delivered by Federal
				and is a legal, valid and binding obligation of Federal and when executed
				and delivered, will be legal, valid and binding obligation of Federal,
				enforceable against Federal in accordance with its terms except as such
				enforceability may be limited by general principles of equity, bankruptcy,
				insolvency, moratorium and similar laws relating to creditors' rights
				generally.

	10.	Particular Covenants.

		10.1.	Risk of Loss. All risk of loss or damage to or destruction of the
			Purchased Assets, in whole or in part, shall be and remain with Permian
			until the Closing and all of the transactions contemplated hereby shall
			have been consummated.

		10.2.	Full Access. Permian shall afford to Federal, its counsel,
			accountants, lenders and investors (and accounting and legal and other
			authorized representatives), upon reasonable prior notice by Federal of
			the identity of such representatives, full access during normal business
			hours to all of its properties, personnel and information, including,
			without limitation, financial statements and records, leases and agreements
			and tax returns, to determine that the purchase of the Purchased Assets can
			be consummated in accordance with applicable statutes and regulations, to
			verify the accuracy of the representations and warranties made herein and
			to fully investigate the affairs of the business of Permian as fully as the
			Purchase may desire. Permian shall furnish to Federal and its
			representatives, such information and data concerning the Purchased Assets
			and the operation of the TPU Business of Permian as Federal, or any such
			representative thereof, shall reasonably request.

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		10.3.	Furnishing of Certain Information. If requested by Federal, Permian
			(i) shall make, or cause to be made, available to Federal true, correct
			and complete copies of Permian's historical audited and interim financial
			statements, if any, for any periods prior to the Closing Date and such
			other information concerning Permian or the TPU Business as Federal may
			request; and (ii) shall permit Federal's independent public accountants to
			have access to the books and records of Permian so that any unaudited
			historical financial statements and other financial information of Permian
			and its subsidiaries, if any, can be reviewed or audited.

	11.	Closing.

		11.1.	Time, Date and Place. The closing of the purchase and sale of the
			Purchased Assets and the other transactions contemplated by this
			Agreement (referred to throughout this Agreement as the "Closing") shall
			take place at a time, place and date as agreed by the parties but no later
			than April 4, 2005. The time, place and date of the Closing are referred
			to throughout this Agreement as the "Closing Date." Each party shall be
			responsible for and pay the normal and customary Closing costs applicable
			to each such party. Further, each party shall be responsible for their
			respective legal fees and costs relating to the preparation and review of
			this Agreement and the transactions contemplated by this Agreement.

		11.2.	Permian's Conditions to Close. Permian's obligation to close the
			transactions contemplated hereby at the Closing shall be subject to the
			complete satisfaction and fulfillment of all of the following conditions
			precedent, any or all of which may be waived in whole or in part by Permian
			(but no such waiver of any such condition precedent shall be or constitute
			a waiver of any covenant, promise, agreement, representation or warranty
			made by Federal in this Agreement):

			11.2.1.	All representations and warranties made by Federal in this
				Agreement shall be complete and accurate at and as of the Closing
				on the Closing Date.

			11.2.2.	All covenants, promises and agreements made by Federal in this
				Agreement and all other actions required to be performed or complied
				with by Federal under this Agreement prior to or at the Closing shall
				have been fully performed or complied with by Federal.

		11.3.	Federal's Conditions to Close. Federal's obligation to close the
			transactions contemplated hereby at the Closing shall be subject to the
			complete satisfaction and fulfillment of all of the following conditions
			precedent, any or all of which may be waived in whole or in part by Federal
			(but no such waiver of any such condition precedent shall be or constitute
			a waiver of any covenant, promise, agreement, representation or warranty
			made by Permian in this Agreement):

			11.3.1.	All representations and warranties made by Permian in this
				Agreement shall be complete and accurate at and as of the Closing on
				the Closing Date.

			11.3.2.	All covenants, promises and agreements made by Permian in this
				Agreement and all other actions required to be performed or complied
				with by Permian under this Agreement prior to or at the Closing shall
				have been fully performed or complied with by Permian.

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			11.3.3.	Permian shall have delivered to Federal at Closing all instruments,
				consents, assignments, leases and other documents required by this
				Agreement including without limitation a bill of sale ("Bill of Sale")
				and assignments and such other documents and instruments as Federal or
				its counsel reasonably request to better evidence or effectuate the
				transactions contemplated herein.

			11.3.4.	Federal shall have received all things required to be delivered or
				furnished to Federal by Permian hereunder prior to or at the Closing.

			11.3.5.	All necessary permits, licenses and approvals required for Federal
				or a wholly-owned subsidiary of Federal (the "Federal Sub") to operate
				the TPU Business in the manner historically operated by Permian and
				full compliance with all applicable Laws shall have been obtained.

			11.3.6.	There shall not have occurred any material adverse change in the
				TPU Business or in the Purchased Assets.

			11.3.7.	Federal is satisfied, in its sole discretion, with the inspections
				set forth in Section 10.2 above.

			11.3.8.	The assignment of all contracts and agreements of Permian relating
				to the TPU Business do not require approval of any other party or if
				required, such assignment to Federal or the Federal Sub has been obtained.

			11.3.9.	If any condition or contingency applicable to Federal is not
				satisfied at or before Closing or if Federal shall otherwise exercise
				any right it may have to terminate this Agreement, then this Agreement
				shall terminate, each party hereto shall be released and relieved from
				any further duty, liability or obligation hereunder.


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		11.4.	Actions to Be Taken at the Closing. At the Closing, the following
			actions, among others, shall occur:

			11.4.1.	Permian shall assign to Federal or the Federal Sub all contracts
				and agreements relating to the TPU Business.

			11.4.2.	Permian shall execute and deliver to Federal or the Federal Sub the
				Bill of Sale, with warranties of merchantable title to the Purchased
				Assets, assigning, transferring and conveying the Purchased Assets to
				Federal or the Federal Sub at the time of Closing.

			11.4.3.	Federal shall pay the Purchase Price as set forth in Section 1.3
				above by stock issuance and delivery of the stock certificates to Permian.

		11.5.	Contemporaneous Transfer. All transfers, assignments, conveyances and
			transactions under this Agreement shall be effected contemporaneously and
			shall be a contemporaneous exchange for present value between Permian and
			Federal.

		11.6.	Operation of TPU Business. From and after the close of business on the
			day immediately preceding the Closing Date, Permian shall cease to operate
			the TPU Business and shall thereafter not take any action with respect to
			any of the Purchased Assets or the TPU Business, except as expressly
			provided herein.

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	12.	Indemnification by Permian to Federal.

		12.1.	Indemnification by Permian and R. J. Clark. Each of Permian and
			R. J. Clark hereby jointly and severally agrees to indemnify and hold
			harmless Federal and its officers, directors and shareholders, against
			and in respect of:

			12.1.1.	Any loss, claim, liability, obligation or damage suffered or
				incurred by Federal resulting from or arising in connection with any
				misrepresentation, breach of warranty, or non-fulfillment of any covenant
				or agreement on the part of Permian contained in this Agreement or in any
				contract or agreement for actions prior to Closing that are assigned
				to Federal;

			12.1.2.	Any liability or claim which may be asserted against Federal
				arising out of, relating to, or in connection with Permian's ownership
				of its assets prior to the Closing, or Permian's business or other
				activities prior to the Closing;

			12.1.3.	Any taxes arising out of or relating to the transaction
				contemplated by this Agreement, including without limitation any state
				or federal income taxes realized as a result of the transfer of the TPU
				Business assets to Federal; and

			12.1.4.	All actions, suits, investigations, proceedings, demands,
				assessments, judgments, reasonable attorneys' fees, costs and expenses
				incident to the foregoing, including, but not limited to, any audit or
				investigation by any governmental entity.

		12.2	Survival of Obligation to Indemnify. The indemnity obligations of this
			Section 12 shall survive the Closing and the payment of the consideration
			therefor for a period of one (1) year from the Closing (or in the case of
			Section 12.1.2, the expiration of the applicable statute of limitation
			within which claims may be brought against Permian for such activities, or
			in the case of Section 12.1.3., three (3) years from the date of filing of
			any required return), and shall continue thereafter with respect to:
			(a) matters which the party seeking indemnity hereunder shall have given
			the other party written notice of as provided herein prior to one (1) year
			from the Closing; and (b) any claims, actions, suits, investigations or
			proceedings based on fraud or willful misconduct, willful misrepresentation
			or willful breach of warranty.

		12.3	Notice and Procedure. Any party claiming indemnity hereunder
			(hereinafter referred to as the "Indemnified Party") shall give the party
			against whom indemnity is sought (hereinafter referred to as the
			"Indemnifying Party") prompt written notice after obtaining knowledge of
			any claim or the existence of facts as to which recovery may be sought
			against it in respect of which the Indemnifying Party may be liable because
			of the indemnity provisions set forth in this Section 12. If such claim for
			indemnity arises in connection with a legal action instituted by a third
			party (hereinafter a "Third Party Claim"), the Indemnified Party hereby
			agrees that, within ten (10) Business Days after it is served with notice
			of the assertion of any Third Party Claim for which it may seek indemnity
			hereunder, the Indemnified Party will notify the Indemnifying Party in
			writing of such Third Party Claim.

			12.3.1.	The Indemnifying Party shall, within ten (10) Business Days after
				the date that the Indemnified Party gives notice of a claim (whether a
				Third Party Claim or otherwise) as provided above, notify the Indemnified
				Party whether it accepts or contests its obligation of indemnity hereunder
				as claimed by the Indemnified Party.

			12.3.2.	If the claim for indemnity arises in connection with a Third Party
				Claim and the Indemnifying Party accepts its indemnity obligation
				hereunder, the Indemnifying Party shall have the right, after
				conceding in writing its obligation of indemnity hereunder, to
				conduct the defense of such action at its sole expense through
				counsel reasonably acceptable to the Indemnified Party. The Indemnified
				Party shall cooperate in such defense as reasonably necessary to enable
				the Indemnifying Party to conduct its defense, including providing the
				Indemnifying Party with reasonable access to such records as may be
				relevant to its defense. The Indemnifying Party shall be entitled to
				settle any such Third Party Claim without the prior written consent of
				the Indemnified Party provided that the Indemnifying Party provides the
				Indemnified Party with reasonable assurances that the Indemnified Party
				will be fully indemnified by the Indemnifying Party in connection with
				any such Third Party Claim. The Indemnified Party shall be entitled to
				retain its own counsel at its own expense in connection with any Third
				Party Claim that the Indemnifying Party has elected to defend. If the
				Indemnifying Party accepts its indemnity obligations hereunder in
				connection with a Third Party Claim but elects not to conduct the defense
				thereof, the Indemnified Party may defend and/or settle such Third Party
				Claim and shall be entitled to be indemnified for the full amount of such
				claim and all costs and expenses, including attorneys' fees, incurred in
				connection therewith pursuant to this Section 12.3.2.

			12.3.3.	If the claim for indemnity arises in connection with a Third Party
				Claim and the Indemnifying Party contests or does not accept its
				indemnity obligation hereunder, the Indemnified Party shall have the
				right to defend and/or settle such Third Party Claim and thereafter seek
				indemnity from the other party pursuant to this Section 12.3.3, however,
				that the Indemnified Party shall not settle any such claim without the
				prior written consent of the Indemnifying Party, which consent shall not
				be unreasonably withheld.

			12.3.4.	If the claim for indemnity arises other than in connection with a
				Third Party Claim and the Indemnifying Party accepts its indemnity
				obligation hereunder, the Indemnifying Party shall, upon the request of
				the Indemnified Party, pay the full amount of such claim to the
				Indemnified Party or to the third party asserting such claim as directed
				by the Indemnified Party. If the claim for indemnity arises other than in
				connection with a Third Party Claim and the Indemnifying Party contests
				its indemnity obligation hereunder, the Indemnified Party shall have the
				right to defend, settle or take any other action with respect to such
				claim and thereafter seek indemnity pursuant to this Section 12.3.4.;
				provided, however, that the Indemnified Party shall not settle any such
				claim without the prior written consent of the Indemnifying Party, which
				consent shall not be unreasonably withheld.

	13.	Expenses of Transactions. All sales, transfer and use taxes incurred in
		connection with the sale, assignment, transfer and delivery of the Purchased
		Assets shall be paid by Permian.

	14.	Miscellaneous.

		14.1.	Survival of Representations, Warranties and Agreements. All of the
			representations, warranties, covenants, promises and agreements of the
			parties contained in this Agreement (or in any document delivered or to
			be delivered pursuant to this Agreement or at or in connection with the
			Closing) shall survive the execution, acknowledgment and delivery of this
			Agreement and the consummation of the transactions contemplated hereby.

		14.2.	Notices. All notices, requests, demands, consents, and other
			communications which are required or may be given under this Agreement
			(collectively, the "Notices") shall be in writing and shall be given either
			(a) by personal delivery against a receipted copy, or (b) by certified or
			registered United States mail, return receipt requested, postage prepaid,
			to the following addresses:

If to Permian, to:
	Permian Energy Services, L.P.
	P.O. Box 433
	Andrews, Texas 79714
	Attn:  R. J. Clark, Managing Partner

If to Federal, to:
	Federal Security Protection Services, Inc.
	4255 S. Bannock Street
	Englewood, Colorado 80110
	Attn: Blair Merriam, CEO

With a copy to:
	Michael J. Tauger, Esq.
	5445 DTC Parkway, Suite 520
	Greenwood Village, CO 80111

or to such other address of which written notice in accordance with this
Section 14.2 shall have been provided by such party. Notices may only be given in the manner hereinabove described in this Section 14.2 and shall be deemed received when given in such manner.

		14.3.	Entire Agreement. This Agreement (including the Schedules and
			Exhibits hereto) constitutes the full, entire and integrated agreement
			between the parties hereto with respect to the subject matter hereof,
			and supercedes all prior negotiations, correspondence, understandings
			and agreements among the parties hereto respecting the subject matter hereof.

		14.4.	Assignability. This Agreement shall not be assignable by any party
			hereto without the prior written consent of the other parties hereto;
			provided, however, Federal may assign this Agreement to any corporation or
			other entity to be formed and owned or controlled by Federal and, upon such
			assignment, shall be released and relieved from any further duty, liability
			or obligation hereunder.

		14.5.	Binding Effect; Benefit. This Agreement shall inure to the benefit of
			and be binding upon the parties hereto and their respective heirs, personal
			and legal representatives, guardians, successors and permitted assigns.
			Nothing in this Agreement, express or implied, is intended to confer upon
			any other person any rights, remedies, obligations, or liabilities.

		14.6.	Severability. Any provision of this Agreement which is held by a court
			of competent jurisdiction to be prohibited or unenforceable shall be
			ineffective to the extent of such prohibition or unenforceability, without
			invalidating or rendering unenforceable the remaining provisions of this
			Agreement.

		14.7.	Amendment; Waiver. No provision of this Agreement may be amended,
			waived or otherwise modified without the prior written consent of all of
			the parties hereto. No action taken pursuant to this Agreement, including
			any investigation by or on behalf of any party, shall be deemed to
			constitute a waiver by the party taking such action of compliance with
			any representation, warranty, covenant or agreement herein contained. The
			waiver by any party hereto of a breach of any provision or condition
			contained in this Agreement shall not operate or be construed as a waiver
			of any subsequent breach or of any other conditions hereof.

		14.8.	Section Headings. The section and other headings contained in this
			Agreement are for reference purposes only and shall not affect the meaning
			or interpretation of this Agreement.

		14.9.	Counterparts and Facsimile Signatures. This Agreement may be executed
			in any number of counterparts, each of which shall be deemed to be an
			original and all of which together shall be deemed to be one and the
			same instrument. A facsimile signature shall be deemed an original
			signature for all purposes.

		14.10.	Applicable Law; Jurisdiction and Venue; Service of Process. This
			Agreement was made in the State of Colorado, shall be governed by,
			construed, interpreted and enforced in accordance with the laws of the
			State of Colorado and the State of Colorado shall have exclusive
			jurisdiction regarding any dispute concerning this Agreement.

		14.11.	Legal Expenses. If any legal action is commenced to enforce any
			provision of this Agreement, the prevailing party in such legal action
			shall be entitled to receive, in addition to any damages or other legal
			remedy, his, her or its legal costs including but not limited to legal
			fees, court costs and expert fees, incurred in such action.

		14.12.	Remedies. The parties hereto acknowledge that in the event of a
			breach of this Agreement, any claim for monetary damages hereunder may
			not constitute an adequate remedy, and that it may therefore be necessary
			for the protection of the parties and to carry out the terms of this
			Agreement to apply for the specific performance of the provisions hereof.
			It is accordingly hereby agreed by all parties that no objection to the
			form of the action or the relief prayed for in any proceeding for specific
			performance of this Agreement shall be raised by any party, in order that
			such relief may be expeditiously obtained by an aggrieved party. All
			parties may proceed to protect and enforce their rights hereunder by a
			suit in equity, transaction at law or other appropriate proceeding, whether
			for specific performance or for an injunction against a violation of the
			terms hereof or in aid of the exercise of any right, power or remedy
			granted hereunder or by law, equity or statute or otherwise. No course of
			dealing and no delay on the part of any party hereto in exercising any
			right, power or remedy shall operate as a waiver thereof or otherwise
			prejudice its rights, powers or remedies, and no right, power or remedy
			conferred hereby shall be exclusive of any other right, power or remedy
			referred to herein or now or hereafter available by law, in equity, by
			statute or otherwise.

		14.13.	Further Assurances. Permian agrees to execute, acknowledge and
			deliver, after the date hereof, without additional consideration, such
			further assurances, instruments and documents, and to take such further
			actions, as Federal may reasonably request in order to fulfill the intent
			of this Agreement and the transactions contemplated hereby.

		14.14.	Use of Genders. Whenever used in this Agreement, the singular shall
			include the plural and vice versa, and the use of any gender shall include
			all genders and the neuter.


	IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

FEDERAL:					PERMIAN:

Federal Security Protection Services, Inc. 	Permian Energy Services, L.P.


By:  						By:
Blair Merriam, CEO 			        R. J. Clark, Managing Partner
/s/  Blair Merriam				/s/ R. J. Clark, Managing Partner

						R. J. Clark, individually
						/s/ R. J. Clark, individually

SCHEDULE 1.1.2

Assumed Contracts


1. Exclusive Marketing Representative Agreement dated September 30, 2004 between Permian Energy Services, L.P. and Bi-Comp, L.L.C.
2. Exclusive Marketing and Use Agreement dated March ___, 2005 between Permian Energy Services, L.P., and Bi-Comp, L.L.C. for the exclusive one (1) year marketing and use of the single stage machine for TPU applications with extensions based upon production. [This agreement is currently being negotiated between the parties.]
3. Joint Venture Partnership Agreement dated December 1, 2004 between
Permian Energy Services, L.P. and Daystar Oil & Gas Corporation.
4. Letter Agreement dated December 24, 2004 between Permian Energy Services, L.P. and Wyoming Energy Corporation.
5. Verbal licensing, use and distribution agreement between Permian Energy Services, L.P. and Penney Resources, LLC regarding the "Penney Pump."

SCHEDULE 1.1.4

Intangible Property Rights


1. Intellectual Property regarding TPU applications for oil recovery from wells.
2. Intellectual Property regarding TPU applications for acid gas re-injection.

SCHEDULE 1.1.5

Patents, Patents Pending, Patentable Technology,
Copyrights, Trade Names and Service Marks

-NONE-

SCHEDULE 1.1.7

Computer Software Programs



-NONE-

SCHEDULE 1.1.8

Actions by Permian Against Third Parties

1. Debt for equipment sales: Orbit Energy, Inc.  $9800
   [NOT BEING CONVEYED TO FEDERAL]

SCHEDULE 1.2

Excluded Assets


	The following assets are excluded from the "Purchased Assets":

1. Warehouse Facilities and land (3 acres):  1260 S. Highway 385, Andrews,
Texas
2. Crude/Solvent Marketing Agreements with Alasco Products, Inc., Houston,
Texas
3. Gas Processing Equipment: Hulldale Plant, Oakwood Plant, PPI Amine Plant
4. All rolling Stock, pickup trucks, Ford SUV, RV, Trailers, New Holland
Tractor
5. All office equipment and furnishings
6. All warehouse tools
7. All personal holdings, home and land located a 366 NE 1500, Andrews, Texas 79714
8. All personal money checking, savings, life insurance equities
9. All personal antique cars, i.e. 1973 VW Beetle, (2) each, 1971 Corvairs
10. All actions by Permian against third parties listed on Schedule 1.1.8

SCHEDULE 2

Liabilities of Permian

1. LJW Holdings:  $30,000 plus accrued interest
2. National Bank of Andrews: $65,000 Signature Loan